Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Third Quarter 2009 Results

OMAHA, NE, October 21, 2009 – West Corporation, a leading provider of technology-driven, voice-oriented solutions, today announced its third quarter 2009 results.

Financial Summary (unaudited)

(Dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Percent Change	2009	2008	Percent Change
Revenue	$559.0	$598.5	-6.6%	$1,772.9	$1,675.7	5.8%
Adjusted EBITDA[1]	$153.2	$169.7	-9.7%	$483.4	$456.0	6.0%
Adjusted EBITDA Margin	27.4%	28.4%		27.3%	27.2%
Cash Flow from Operations	$99.8	$86.0	16.0%	$200.8	$160.6	25.0%

Consolidated Operating Results

For the third quarter ended September 30, 2009, revenue was $559.0 million compared to $598.5 million for the same quarter last year, a decrease of 6.6 percent. Revenue from an acquired entity2 was $21.0 million during the third quarter.

[1]	See Reconciliation of Financial Measures below.
[2]	Revenue from an acquired entity includes Positron revenue in the Communication Services segment.

The downturn in the economy continues to affect the Company’s results, particularly agent-based services. During the quarter, the Company recorded a $25.5 million reduction in revenue in its receivables management business from an allowance for impairment of purchased accounts receivables. Revenue from other agent-based services was down $35.4 million in the third quarter of 2009 compared to the same period last year.

Consolidated revenue was negatively impacted by $6 million from volatility in foreign currency exchange rates compared to the third quarter of 2008.

Adjusted EBITDA for the third quarter was $153.2 million, or 27.4 percent of revenue. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.

Balance Sheet and Liquidity

At September 30, 2009, the Company had cash and cash equivalents totaling $82.2 million and working capital of $139.6 million.

During the quarter, the Company amended its Senior Secured Credit Facility which, among other things, extended the maturity of $1.0 billion of term debt from October 2013 to July 2016. The Company also entered into a three-year $125.0 million revolving trade accounts receivable financing facility. At September 30, 2009, there was no funding under this facility.

During the quarter, the Company invested $27.0 million in capital expenditures primarily for software, equipment and information technology systems.

Segment Reporting Change

As previously announced, in August 2009, the Company implemented certain organizational changes and the Company’s Chief Executive Officer began making strategic and operational decisions with respect to assessing performance and allocating resources based on a new segment structure. The Company now operates in the following two business segments.

•	Unified Communications, including reservationless, operator-assisted, web and video conferencing services and alerts and notifications services

•	Communication Services, including automated call processing, agent-based services and emergency communication infrastructure systems

Consistent with this approach, the receivables management business (formerly reported as a separate segment) is now part of the Communication Services segment, and the newly named Unified Communications segment is composed of the alerts and notifications business (formerly managed under the Communication Services segment) and the conferencing and collaboration business.

The revised organizational structure more closely aligns the resources used by the businesses in each segment.

Conference Call

The Company will hold a conference call to discuss these topics on Thursday, October 22, 2009 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation is a leading provider of technology-driven, voice-oriented solutions. West offers its clients a broad range of communications and infrastructure management solutions that help them manage or support critical communications. West’s automated customer contact solutions and conferencing services are designed to improve its clients’ cost structure and provide reliable, high-quality services. West also provides mission-critical services, such as public safety and emergency communications.

Founded in 1986 and headquartered in Omaha, Nebraska, West serves Fortune 1000 companies and other clients in a variety of industries, including telecommunications, banking, retail, financial, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of global economic trends on the businesses of West’s clients; competition in West’s highly competitive industries; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the loss, financial difficulties or bankruptcy of any key clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; increases in the cost of voice and data services or significant interruptions in these services; the cost of pending and future litigation; extensive regulation affecting many of West’s businesses; security and privacy breaches of the systems West uses to protect personal data; West’s ability to protect its proprietary information or technology; the cost of defending West against intellectual property infringement claims; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions and integrate or achieve the objectives of its recent and future acquisitions; West’s ability to recover charged-off consumer receivables and decreases in collections in its receivables management business. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the incurrence of significant additional indebtedness by West and its subsidiaries and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected operating data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
Revenue	$559,012	$598,528	-6.6%	$1,772,878	$1,675,716	5.8%
Cost of services	260,570	254,486	2.4%	798,888	756,189	5.6%
Selling, general and administrative expenses	221,428	232,736	-4.9%	680,775	657,954	3.5%

Operating income	77,014	111,306	-30.8%	293,215	261,573	12.1%
Interest expense	66,164	73,561	-10.1%	193,842	217,924	-11.1%
Other expense (income), net	4,000	1,215	229.2%	(1,687)	298	-666.1%

Income before tax	6,850	36,530	-81.2%	101,060	43,351	133.1%
Income tax expense	2,389	13,343	-82.1%	37,360	17,341	115.4%

Net income	4,461	23,187	-80.8%	63,700	26,010	144.9%
Less net income (loss) - Noncontrolling interest	565	1,447	-61.0%	2,745	(2,255)	221.7%

Net income - West Corporation	$3,896	$21,740	-82.1%	$60,955	$28,265	115.7%

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$278,345	$276,204	0.8%	$845,388	$728,328	16.1%
Communication Services	281,967	323,873	-12.9%	931,610	951,697	-2.1%
Intersegment eliminations	(1,300)	(1,549)	-16.1%	(4,120)	(4,309)	4.4%

Total	$559,012	$598,528	-6.6%	$1,772,878	$1,675,716	5.8%

Depreciation & Amortization:
Unified Communications	$23,268	$28,548	-18.5%	$68,525	$66,079	3.7%
Communication Services	21,328	21,866	-2.5%	72,743	69,123	5.2%

Total	$44,596	$50,414	-11.5%	$141,268	$135,202	4.5%

Operating Income:
Unified Communications	$70,817	$66,852	5.9%	$228,125	$178,870	27.5%
Communication Services	6,197	44,454	-86.1%	65,090	82,703	-21.3%

Total	$77,014	$111,306	-30.8%	$293,215	$261,573	12.1%

Operating Margin:
Unified Communications	25.4%	24.2%	5.0%	27.0%	24.6%	9.8%
Communication Services	2.2%	13.7%	-83.9%	7.0%	8.7%	-19.5%

Total	13.8%	18.6%	-25.8%	16.5%	15.6%	5.8%

SELECTED OPERATING DATA ($M):
Cash flow from operations	99.8	86.0		200.8	160.6
Term loan facility	2,466.5	2,491.8
Revolving credit facility	99.4	264.5
Senior and senior subordinated notes	1,100.0	1,100.0

Purchases of receivables portfolios	—	5.0		1.7	40.0

	Condensed Balance Sheets
	Sept. 30, 2009	December 31, 2008	% Change
Current assets:
Cash and cash equivalents	$82,154	$168,340	-51.2%
Trust and restricted cash	30,820	9,130	237.6%
Accounts receivable, net	373,445	359,021	4.0%
Portfolio receivables, current	28,023	64,204	-56.4%
Deferred income taxes receivable	26,457	52,647	-49.7%
Other current assets	82,641	85,706	-3.6%

Total current assets	623,540	739,048	-15.6%
Net property and equipment	333,542	320,152	4.2%
Portfolio receivables, net	37,056	68,542	-45.9%
Goodwill	1,648,081	1,642,857	0.3%
Other assets	503,994	544,190	-7.4%

Total assets	$3,146,213	$3,314,789	-5.1%

Current liabilities	$483,936	$527,638	-8.3%
Long-term obligations	3,640,889	3,843,536	-5.3%
Other liabilities	135,927	146,203	-7.0%

Total liabilities	4,260,752	4,517,377	-5.7%

Class L common stock	1,272,509	1,158,159	9.9%

Stockholders’ deficit	(2,387,048)	(2,360,747)	-1.1%

Total liabilities and stockholders’ deficit	$3,146,213	$3,314,789	-5.1%

Reconciliation of Financial Measures

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to cash flow from operations.

Amounts in thousands	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Cash flow from operating activities	$99,798	$86,024	$200,792	$160,621
Income tax expense	2,389	13,343	37,360	17,341
Deferred income tax (expense) benefit	11,496	(11,791)	2,474	(8,094)
Interest expense, net of amortization	66,164	73,561	193,842	217,923
Allowance for impairment of purchased accounts receivable	(25,464)	—	(25,464)	(44,076)
Provision for share based compensation	(559)	(357)	(1,274)	(1,026)
Debt amortization	(4,110)	(4,096)	(12,399)	(11,657)
Other	(4,147)	(88)	2,249	(59)
Changes in operating assets and liabilities, net of business acquisitions	(27,957)	3,908	38,590	65,503

EBITDA	117,610	160,504	436,170	396,476
Provision for share based compensation	559	357	1,274	1,026
Site closures, settlements and other impairments	948	(41)	6,583	426
Acquisition synergies and transaction costs	4,874	8,921	14,743	13,984
Portfolio impairments	25,464	—	25,464	44,076
Non-cash foreign currency loss (gain)	3,710	—	(882)	—

Adjusted EBITDA	$153,165	$169,741	$483,352	$455,988